                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of NICE Systems
Ltd. for the registration of securities up to a total dollar amount of
U.S. $220,000,000 and to the incorporation by reference therein of our report dated February 2, 2005 with respect to the consolidated financial statements of
NICE Systems Ltd. included in its Annual Report (Form 20-F) for the year ended
December 31, 2004 filed with the Securities and Exchange Commission.

                                         /s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel                           KOST FORER GABBAY & KASIERER
August 25, 2005                           A Member of Ernst & Young Global